Exhibit 99.2

Advancing at a steady click: The success of our students. The value of our approach. A M E R I C A N P U B L I C E D U C A T I O N , I N C. 1 A M E R I C A N P U B L I C E D U C A T I O N , I N C. Fourth Quarter 2009 Investor Call

Safe Harbor Statement Statements made in this presentation regarding American Public Education, or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect“, "intend", "may", "should“, "will" and "would". These forwardlooking statements include, without limitation, statements on the slides “First Quarter and Full Year 2010 Outlook” and statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. A M E R I C A N P U B L I C E D U C A T I O N , I N C. 2

3           A Successful Year for American Public Education           Total student enrollment increased 41% to 63,800 students in 2009 Net course registrations increased 41%Double-digit revenue and earnings growth in the year 2009 Revenues increased 39% to $149.0 million Operating income increased 55% to $39.9 million  Reported full year earnings of $1.27 per diluted share, a 48% increase over 2008Expanding academic quality and gaining recognition  APUS recognized by The Sloan Consortium for excellence in online learning International Association of Emergency Managers (IAEM) honored the APUS Emergency and Disaster Management Program with the 2009 Academic Recognition Award. Received numerous specialty accreditations Three degrees expected to be launched in 2010

4         Title IV Registration Growth:                               90% Growth           (Registrations in Thousands)           Continued Expansion within Military and Civilian Communities          Active Duty Military Registration Growth:                                        (Registrations in Thousands)           31% Growth

          5           Registrations by Source:           Students by Status:           Military66%           Civilian34%           TA  56%           Title IV19%           Cash & Other20%           Veteran Benefits5%           Students by School:           Public Safety & Health 26%           Arts & Humanities 22%           Education 1%           Science & Technology 9%           Business 10%           Management 14%           Security & Global Studies 18%           Students by Level:           Bachelors61%           Masters 23%           Diverse Student Population           Associates16%

The Value of Our Distinctive Approach

Affordable tuition with few fees and undergraduate book grant program

Broad array of online programs with frequent class starts
- 76 degree programs, including many unique programs
- 16 and 8 week course duration and monthly starts

Focus on academic quality and transparency
- Data-driven approach to managing the entire learning enterprise
- Demonstrated results through outcomes assessments and student surveys
- *Transparency by Design*

Customer service and process improvement
- Partnership at a Distance
- Illustrated by responsibilities of new hires, Sharon van Wyk (COO) and Dale Young (CIO)

Targeted, relationship oriented approach to marketing
- Consultative enrollment and student advising processes



apei AMERICAN PUBLIC EDUCATION, INC. 6

7 Manage robust top line growth while enhancing academic quality Continue to improve retention rates and driving higher customer satisfaction Implement new, state-of-the-art learning management system (LMS)Launch new degree programs and specializations Serve and expand our relationships and partnershipsVertical marketing managers to focus on additional market segments (e.g., environmental; community colleges; security management)       Steadily Advancing in The Year 2010

8          Financial Overview

9           Recent Highlights in Fourth Quarter 2009 Strong 4Q2009 Net Course Registration Growth Net course registrations increased 39% Net course registrations from new students increased 38% Continued success among key audience segments  Strong financial performance during 4Q2009 Revenues increased 39% to $43.7 million  Operating income increased 69% to $14.0 million  Reported earnings of $0.44 per share, a 66% increase over the prior year period  As previously disclosed, graduate tuition for courses beginning in April 2010 or later will increase to $300 per credit hour ($900 per 3 credit course)

10 Increased Operating Efficiency in 2009

11           Strong Balance Sheet with No Debt           As of December 31, 2008                                   2009           Cash & Cash Equivalents           Total Assets           Total Long-Term Debt           Depreciation and Amortization           CAPEX           ($ in millions)           $47.7           $78.8           $0           $74.9           $115.8           $0           $4.2           $5.2           $10.0           $10.8           Year Ended December 31, 2008                             2009

12           The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  Net course registration growth         Revenue growth        Net Income growth               For fiscal year 2011, the Company currently anticipates net course registrations will increase approximately 32% to 35% year-over-year.           1Q2010    36% to 38%38% to 40%35% to 36%           FYQ2010  35% to 38%36% to 39%     36% to 37%           Introducing Full Year 2010 & 2011 Outlook

13           RevenuesIn millions            Income from operations before interest income and income taxIn millions         (1) Excludes a $3.1 million write-off of capitalized software development costs in 2006.            Net Course RegistrationsIn thousands           Strong Growth and Operating Leverage           1           CAGR: 45%           CAGR: 45%           CAGR: 62%

14           Advancing at a steady click:           The success of our students. The value of our approach.           A M E R I C A N  P U B L I C  E D U C A T I O N  ,  I N C.           Fourth Quarter 2009 Investor Call